EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Name of Corporation	Jurisdiction Of Incorporation or Organization	% of Voting Securities Held at December 31, 2008 (1)

Amcorp, Inc. ASC Holdings, Inc. Amalgamated Research, Inc.	Delaware Utah Idaho	100% 100% 100%

Andrews County Holdings, Inc. Waste Control Specialists LLC	Delaware Delaware	100% 100%

Kronos Worldwide, Inc. (2)	Delaware	59%

NL Industries, Inc. (2), (3), (4)	New Jersey	83%
CompX International Inc. (4)	Delaware	87%

Tremont LLC	Delaware	100%
TRECO L.L.C.	Nevada	100%
Basic Management, Inc.	Nevada	32%
Basic Water Company	Nevada	100%
Basic Environmental Control LLC	Nevada	100%
Basic Power Company	Nevada	100%
Basic Remediation Company LLC	Nevada	100%
Basic Land Company	Nevada	100%
The Landwell Company LP	Delaware	50%
The Landwell Company LP	Delaware	12%
TRE Holding Corporation	Delaware	100%
TRE Management Company	Delaware	100%
Tall Pines Insurance Company	Vermont	100%

Medite Corporation	Delaware	100%

Impex Realty Holding, Inc.	Delaware	100%

(1)	Held by the Registrant or the indicated subsidiary of the Registrant.

(2)
Subsidiaries of Kronos are incorporated by reference to Exhibit 21.1 of Kronos’ Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 333-100047).  NL owns an additional 36% of Kronos directly.

(3)	Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-640).

(4)	Subsidiaries of CompX are incorporated by reference to Exhibit 21.1 of CompX's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-13905).